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                                                                   Exhibit 99.N





                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated December 22, 2003, relating to the financial statements and financial highlights which appears in the October 31, 2003 Annual Report to Shareholders of The Central Europe and Russia Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Experts" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP
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New York, New York
February 5, 2004